UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Preformed Line Products Company

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-31164	34-0676895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive, Mayfield Village, OH		44143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM.5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, Eric R. Graef, Chief Financial Officer and Vice President – Finance and Treasurer of Preformed Line Products Company (the “Company”), will retire from the Company effective May 31, 2017.

On May 9, 2017, the Board of Directors of the Company appointed Michael A. Weisbarth, age 52, the Company’s current Controller and Treasurer, as the Company’s Vice President – Finance, and he will assume the responsibilities of the chief financial officer and principal accounting officer of the Company. This appointment will take effect on June 1, 2017 following Mr. Graef’s retirement. Mr. Weisbarth has served as the Company’s Controller and Treasurer since September 2014.

Prior to his employment with the Company, Mr. Weisbarth served as the Controller from April 2013 to April 2014 and as the Vice President, Finance/Controller from April 2008 to April 2013 of AssuraMed, Inc., a division of Cardinal, Inc. Prior to that, Mr. Weisbarth held other executive finance and accounting positions, including as Vice President, Chief Financial Officer and Treasurer from 2005 through 2007 of Lesco, Inc., a provider of professional turf care products, and as Senior Vice President, Treasurer from 2002 through 2004 of Office Max, Inc., an office products retailer.

Effective June 1, 2017, Mr. Weisbarth will become eligible to participate equitably with the Company’s other executive officers in any of the Company’s plans relating to incentive compensation, pension, profit sharing, disability income insurance, life insurance, education, medical coverage, automobile allowance or leasing, or other retirement or employee benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel & Corporate Secretary

DATED: May 15, 2017